As filed with the U.S. Securities and Exchange Commission on September 13, 2023

Registration No. 333-273720

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Baosheng Media Group Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

East Floor 5, Building No. 8, Xishanhui

Shijingshan District, Beijing 100041

People’s Republic of China

+86-010-82088021

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2023

PRELIMINARY PROSPECTUS

Up to US$100,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

Units

and

Up to 447,917 Ordinary Shares Offered by Selling Shareholders Named Herein

Baosheng Media Group Holdings Limited

Baosheng Media Group Holdings Limited, a Cayman Islands exempted company with limited liability (the “Company,” “we,” “our,” and “us”) may, from time to time, in one or more offerings, offer and sell up to US$100,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.0096 per share (the “Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus also relates to the resale by certain selling shareholders described herein (the “Selling Shareholders”) of up to an aggregate of 447,917 Ordinary Shares. The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Ordinary Shares registered herein on any stock exchange, market, or trading facility on which the Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the Ordinary Shares by the Selling Shareholders, but we will bear all costs, fees and expenses in connection with the registration of the Ordinary Shares offered by the Selling Shareholders. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the Ordinary Shares offered for resale through this prospectus. For information regarding the Selling Shareholders and the times and manner in which they may offer or sell Ordinary Shares, see “Selling Shareholders” and “Plan of Distribution.”

Unless otherwise stated, as used in this prospectus, the terms (i) “we,” “us,” “our,” or the “Company” refer to Baosheng Media Group Holdings Limited, a Cayman Islands exempted company with limited liability, (ii) “our subsidiaries” or “the subsidiaries” refer to the Company’s direct and indirect subsidiaries, and (iii) “operating entities” refer to the Company’s subsidiaries with business activities, namely Beijing Baosheng Technology Company Limited (“Beijing Baosheng”), Horgos Baosheng Advertising Company Limited (“Horgos Baosheng”), Baosheng Technology (Horgos) Company Limited (“Baosheng Technology”), Kashi Baosheng Information Technology Company Limited (“Kashi Baosheng”), Beijing Baosheng Network Technology Co., Ltd. (“Baosheng Network”) and Beijing Xunhuo E-commerce Co., Ltd. (“Beijing Xunhuo”); all are limited liability companies established in the People’s Republic of China (the “PRC” or “China”) and our indirect wholly owned subsidiaries.

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no operations of our own, we conduct our operations through the operating entities in China, and this structure involves unique risks to investors. We have not adopted a variable interest entity (the “VIE”) structure. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the Cayman Islands holding company. Therefore, investors will not directly hold any equity interests in our operating companies. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of such securities to significantly decline or become worthless. For risks facing our Company and this offering as a result of our organizational structure, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2022.

We are subject to certain legal and operational risks associated with being based in China, which could cause the value of our securities to become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. In the opinion of our PRC counsel, Beijing Dacheng Law Offices, LLP, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Measures for Cybersecurity Censorship which became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Censorship; we are also not subject to network data security review by the CAC if the draft Regulations on Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the draft Regulations on Network Data Security Administration. See “Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.”

Furthermore, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, if a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within three (3) working days after the completion of each offering. Therefore, we are required to go through filing procedures through our major operating entity incorporated in the PRC with the CSRC within three (3) working days after the completion of an offering pursuant to any accompanying prospectus supplement, and prepare a summary report to the CSRC after the completion of all offerings under this prospectus. We intend to comply with the Trial Measures for subsequent offerings under this registration statement on Form F-3. Other than the CSRC filing procedures we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, we and our PRC subsidiaries, in the opinion of our PRC legal counsel, Beijing Dacheng Law Offices, LLP, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. In the opinion of our PRC legal counsel, Beijing Dacheng Law Offices, LLP, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. See “Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.”

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2008), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our subsidiaries’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we nor our subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus, we and our subsidiaries have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no permission or approval has been denied. However, we cannot assure you that we will be able to receive clearance of any compliance requirements imposed on us in a timely manner, or at all. Any failure to fully comply with such compliance requirements may cause our PRC subsidiaries to be unable to conduct their businesses or operations in the PRC, subject them to fines, business suspension, or other sanctions. If we and/or our subsidiaries do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we and/or our subsidiaries are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Prospectus Summary—Permissions Required from PRC Authorities” of this prospectus.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. Our auditor, YCM CPA INC., headquartered in Irvine, California, has been inspected by the PCAOB on a regular basis and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist or prohibit the trading of our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. If trading in the Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. See “Risk Factors—Risks Related to Doing Business in China—The recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act and related regulations, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Currently, we do not have a cash management policy in place that dictate how funds are transferred between us and our subsidiaries, or investors. We are a holding company, and we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the furnishing of funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. There have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiaries located outside of China, as of the date of this prospectus. In addition, as of the date of this prospectus, none of our subsidiaries have ever issued any dividends or distributions to us or their respective shareholders outside of China, and neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors. As of the date of this prospectus, neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors. Other than the following transactions, no cash transfers have occurred among us and our subsidiaries: (i) our Hong Kong subsidiary, Baosheng Media Group (Hong Kong) Holdings Limited, or Baosheng Hong Kong, received cash of $38.3 million from us, which represented proceeds raised in the initial public offering of our Ordinary Shares in February 2021, and the private placement of our Ordinary Shares and warrants in March 2021, (ii) on March 16, 2021, Baosheng Hong Kong transferred cash of $6 million, in the form of shareholder loans, to its wholly owned subsidiary, Beijing Baosheng, and (iii) in April 2021 and August 2021, Baosheng Hong Kong transferred cash in the aggregate of $30.79 million, in the form of capital contributions, to its wholly owned subsidiary, Beijing Baosheng Network Technology Co., Ltd., or Baosheng Network. In the future, cash proceeds raised from overseas financing activities may be transferred by us to our PRC subsidiaries by means of capital contributions or shareholder loans, as the case may be. Notwithstanding the recent judgment against Beijing Baosheng, described more particularly under “Item 4. Information on the Company—B. Business Overview—Legal Proceedings” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, we do not expect that the court’s ruling will impact the cash transferring through the organization. See “Item 18. Financial Statements” starting on page F-1 in our annual report on Form 20-F for the year ended December 31, 2022, incorporated herein by reference.

According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the Company Law of the People’s Republic of China and other Chinese laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the PRC subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund. See “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business.”

Renminbi is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC operating subsidiaries to use their potential future Renminbi revenues to pay dividends to us. The Chinese government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant Chinese governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions falling under both the current account and the capital account. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to pay dividends in foreign currencies to holders of our securities. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. See “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business” for a detailed discussion of the Chinese legal restrictions on the payment of dividends and our ability to transfer cash within our group. In addition, holders of our Ordinary Shares may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes. See “Risk Factors—Risks Related to Doing Business in China—You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our Ordinary Shares.” To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. For detailed discussions, see “Prospectus Summary—Dividends and Other Distributions” and “Risk Factors — Risks Related to Doing Business in China — To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash” on page 34 of this prospectus.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act,” and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

This prospectus provides a general description of the securities we or the Selling Shareholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. The Company may not use this prospectus to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may, from time to time, offer and sell these securities and Selling Shareholders may, from time to time, offer the securities through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, dealers, brokers or agents are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the name of the underwriter, dealer, broker or agent and any applicable commissions or discounts. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “BAOS.” On September 12, 2023, the closing price for our Ordinary Shares was $6.17 per share. Unless expressly indicated herein to the contrary, all references to share amounts in this prospectus give retroactive effect to our share consolidations, the last of which was effective on March 21, 2023. See “Description of Share Capital—History of Share Capital.”

Investing in our securities involves a high degree of risk, including, but not limited to, various legal and operational risks as a result of having the majority of our operations in China. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 25 of this prospectus and risk factors set forth in our annual report on Form 20-F for the fiscal year ended December 31, 2022, in other reports incorporated herein by reference, and in an applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2023.

Neither we nor the Selling Shareholders have authorized any other person to provide you with different or additional information other than that contained in this prospectus. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide. We and the Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations, and/or prospects may have changed since those dates. You should also read this prospectus together with the additional information described under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

For investors outside the United States: we have not, and the Selling Shareholders have not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of US$100,000,000, and the Selling Shareholders referred to in this prospectus and identified in supplements to this prospectus may sell up to an aggregate amount of 447,917 Ordinary Shares in one or more offerings.

This prospectus provides you with a general description of the securities we and the Selling Shareholders may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell any securities offered by us under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). Notwithstanding the foregoing, the Selling Shareholders may sell the Ordinary Shares offered by them registered hereby without being accompanied by a prospectus supplement. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. Neither we nor the Selling Shareholders have authorized anyone to provide you with additional or different information. Neither we nor the Selling Shareholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. Neither we nor the Selling Shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“An Rui Tai BVI” are to AnRuiTai Investment Limited, a BVI business company incorporated in the BVI with limited liability in November 2018, owned as to 90% by Ms. Wenxiu Zhong and 10% by Mr. Sheng Gong;

•	“Baosheng BVI” are to Baosheng Media Group Limited, a BVI business company incorporated with limited liability under the laws of the BVI;

•	“Baosheng Group” are to Baosheng Media Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands;

•	“Baosheng Hong Kong” are to Baosheng Group’s wholly owned subsidiary, Baosheng Media Group (Hong Kong) Holdings Limited, a Hong Kong company with limited liability;

•	“Baosheng Network” are to Beijing Baosheng Network Technology Co., Ltd., a limited liability company established in the PRC and a direct wholly-owned subsidiary of Baosheng Hong Kong;

•	“Baosheng Technology” are to Baosheng Technology (Horgos) Company Limited, a limited liability company established in the PRC and a direct wholly-owned subsidiary of Beijing Baosheng;

•	“Beijing Baosheng” are to Beijing Baosheng Technology Company Limited, a limited liability company established in the PRC and a direct wholly-owned subsidiary of Baosheng Hong Kong;

•	“Beijing Xunhuo” are to Beijing Xunhuo E-commerce Co., Ltd., a limited liability company established in the PRC and a direct wholly-owned subsidiary of Baosheng Network;

•	“BVI” are to the British Virgin Islands;

•	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau and excluding Taiwan for the purposes of this prospectus only;

•	“Deng Guan BVI” are to Deng Guan Investment Limited, a BVI business company incorporated in the BVI with limited liability in November 2019 and is wholly owned by Mr. Hui Yu;

•	“EJAM BVI” are to EJAM New Media Holdings Limited, a BVI business company incorporated in the BVI with limited liability in November 2019 and is a direct wholly owned subsidiary of EJAM International;

•	“EJAM Group” are to EJAM Group Co., Ltd., a joint stock company established in the PRC with limited liability on November 23, 2010, whose shares are quoted on the National Equities Exchange and Quotations (全国中小企业股份转让系统) (stock code: 834498), and is a financial investor of our Company and one of our pre-IPO investors;

•	“EJAM International” are EJAM International Limited, a company formed in Hong Kong with limited liability in November 2015 and is a direct wholly owned subsidiary of EJAM Group;

•	“Etone Investment” are to Etone Investment Development Limited, a BVI business company incorporated in the BVI with limited liability in May 2016 and is wholly owned by Mr. Baotian Guo;

•	“Everlasting Innovation” are to Everlasting Innovation Development Limited, a business company incorporated in the BVI with limited liability in July 2018 and is wholly owned by Mr. Kei Ming Wang;

•	“Horgos Baosheng” are to Horgos Baosheng Advertising Company Limited, a limited liability company established in the PRC and a direct wholly-owned subsidiary of Beijing Baosheng;

•	“Kashi Baosheng” are to Kashi Baosheng Information Technology Company Limited, a limited liability company established in the PRC and a direct wholly-owned subsidiary of Beijing Baosheng;

•	“our subsidiaries” or “the subsidiaries” are to the Company’s direct and indirect subsidiaries;

•	“operating entities” are to the Company’s subsidiaries with business activities, namely Beijing Baosheng, Horgos Baosheng, Baosheng Technology, Kashi Baosheng, Baosheng Network and Beijing Xunhuo;

•	“PBCY Investment” are to PBCY Investment Limited, a business company incorporated in the BVI with limited liability in November 2018, and is owned as to 86.35% by Pubang Landscape through Pubang Hong Kong and 13.65% by Mr. Chan through CYY Holdings;

•	“Pubang Hong Kong” are to Pubang Landscape Architecture (HK) Co., Ltd., a company formed in Hong Kong with limited liability in September 2013 and is a direct wholly owned subsidiary of Pubang Landscape;

•	“Pubang Landscape” are to Pubang Landscape Architecture Co., Ltd., a joint stock company established in the PRC with limited liability on July 19, 1995, whose shares are listed on the Shenzhen Stock Exchange (stock code: 002663.SZ), and is a financial investor of our Company and one of our pre-IPO investors;

•	“shares,” “Shares,” or “Ordinary Shares” are to the ordinary shares of the Company, par value US$0.0096 per share;

•	“Warrants” are to the warrants we issued to the Selling shareholders in a private placement closed on March 18, 2021. One Warrant includes the right to purchase 5/192 Ordinary Share at an exercise price of $107.712 per Ordinary Share. However, no fractional shares will be issued upon the exercise of the Warrants; and

•	“we,” “us,” or the “Company” are to Baosheng Group and when describing the Company’s consolidated financial information, also include the Company’s subsidiaries.

There are certain technical terms used in this prospectus, references to:

•	“ad inventory” are to the space available to advertisers on digital platforms in the online marketing industry;

•	“ad” are to an advertisement;

•	“CPA” are to cost per acquisition, an online advertising pricing model where the advertiser pays for a specified acquisition;

•	“CPC” are to cost per click, an online advertising pricing model where an advertiser pays a media (typically a search engine, website owner, or a network of websites) when the ad is clicked;

•	“CPM” are to cost per mille, an online advertising pricing model where an advertiser pays for one thousand views or clicks of an advertisement;

•	“CPT” are to cost per time, an online advertising pricing model where an advertiser pays for an advertisement to be placed for a set amount of time;

•	“feed” are to an internet service in which updates from electronic information sources are presented in a continuous stream;

•	“gross billing” are to the actual dollar amount of advertising spend of advertisers, net of any rebates and discounts given to those advertisers;

•	“in-feed ad” are to a form of ads that are typically placed in article and content feeds and mimic the surrounding site design and aesthetics so that the articles or content feeds are mixed with the in-feed ads providing the audience an uninterrupted content flow;

•	“key opinion leaders” or “KOL” are to individuals deemed to have the potential to create engagement, drive conversation or sell products or services with the intended target audience. These individuals can range from being celebrities to more micro-targeted professional or nonprofessional “peers”;

•	“media costs” are to the costs for acquisition of ad inventory or other advertising services from media and other advertising service providers as offset by rebates we receive from the relevant media and advertising service providers (if any);

•	“mobile app ad” are to a form of ads which are served on apps in various formats such as display ads and video ads, and for the purpose of this prospectus excluding in-feed ads;

•	“mobile app” are to a computer program or software application designed to run on a mobile device such as phone, tablet, or watch;

•	“SEM” are to search engine marketing, a form of online marketing that involves the promotion of websites by increasing their visibility in search engine results pages and search-related products and services; and

•	“social media marketing” are to the use of social media platforms and websites to promote a product or service, including the distribution of KOL content which may be framed as testimonial advertising where they play the role of a potential buyer themselves, or they may be third parties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

We are an offshore holding company incorporated in the Cayman Islands and we are not a Chinese operating company. As a holding company with no operations of our own, our operations are conducted in China through the operating entities, and this structure involves unique risks to investors. Holders of our Ordinary Shares will not directly hold any equity interests in the operating entities. The Chinese regulatory authorities could disallow our corporate structure, which could result in a material change in our operations and the value of our Ordinary Shares could decline or become worthless.

We have not adopted a VIE structure. The following diagram illustrates our current corporate structure, which includes our significant subsidiaries as of the date of this prospectus:

Notes:

1.	“EJAM Group” represents EJAM Group Co., Ltd., a joint stock company established in the PRC with limited liability on November 23, 2010, whose shares are quoted on the National Equities Exchange and Quotations (全国中小企业股份转让系统) (stock code: 834498), and is a financial investor of our Company and one of our pre-IPO investors.

2.	“EJAM International” represents EJAM International Limited, a company formed in Hong Kong with limited liability in November 2015 and is a direct wholly owned subsidiary of EJAM Group.

3.	“Pubang Landscape” represents Pubang Landscape Architecture Co., Ltd., a joint stock company established in the PRC with limited liability on July 19, 1995, whose shares are listed on the Shenzhen Stock Exchange (stock code: 002663.SZ), and is a financial investor of our Company and one of our pre-IPO investors.

4.	“Pubang Hong Kong” represents Pubang Landscape Architecture (HK) Co., Ltd., a company formed in Hong Kong with limited liability in September 2013 and is a direct wholly owned subsidiary of Pubang Landscape.

5.	“CYY Holdings” represents CYY Holdings Limited, a business company formed in the BVI with limited liability in November 2013 and is wholly owned by Mr. Yick Yan Chan.

For details of each shareholder’s ownership, please refer to the beneficial ownership table in “Item 6. Directors, Senior Management and Employees—6.E. Share Ownership” in our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Permissions Required from PRC Authorities

We are subject to certain legal and operational risks associated with being based in China, which could cause the value of our securities to become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. In the opinion of our PRC counsel, Beijing Dacheng Law Offices, LLP, we are not subject to cybersecurity review with the CAC, under the Measures for Cybersecurity Censorship which became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Censorship; we are also not subject to network data security review by the CAC if the draft Regulations on Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the draft Regulations on Network Data Security Administration. See “Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.”

The PRC government also exerts more control over offerings conducted overseas and foreign investment in China-based issuers. Furthermore, on February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, if a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within three (3) working days after the completion of each offering. Therefore, we are required to go through filing procedures through our major operating entity incorporated in the PRC with the CSRC within three (3) working days after the completion of an offering pursuant to any accompanying prospectus supplement, and prepare a summary report to the CSRC after the completion of all offerings under this prospectus. We intend to comply with the Trial Measures for subsequent offerings under this registration statement on Form F-3. Other than the CSRC filing procedures we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, we and our PRC subsidiaries, in the opinion of our PRC legal counsel, Beijing Dacheng Law Offices, LLP, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. In the opinion of our PRC legal counsel, Beijing Dacheng Law Offices, LLP, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. See “Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.”

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2008), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our subsidiaries’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we nor our subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus, we and our subsidiaries have received from the PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, which solely include the business licenses that authorize the scope of business operations, and no permission or approval has been denied. As of the date of this prospectus, each of our PRC subsidiaries has obtained its business license to engage in the respective business currently being conducted by it in the PRC. For us to offer the securities being registered hereunder to foreign investors, we are required to submit filings with the CSRC within three (3) working days after completion of an offering by the Company. For details regarding this approval requirement, see the above discussion under —Permissions Required from PRC Authorities.” However, we are not required to obtain any permissions or approvals to operate our business or to offer securities being registered hereunder to foreign investors, and no permission or approval has been denied. However, we cannot assure you that we will be able to receive clearance of any compliance requirements imposed on us in a timely manner, or at all. Any failure to fully comply with such compliance requirements may cause our PRC subsidiaries to be unable to conduct their businesses or operations in the PRC, subject them to fines, business suspension, or other sanctions.  If we and/or our subsidiaries do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we and/or our subsidiaries are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, and/or prohibited from engaging in the relevant business, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors—Risks Related to Doing Business in China” of this prospectus.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor, YCM CPA INC., headquartered in Irvine, California, has been inspected by the PCAOB on a regular basis and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist or prohibit the trading of our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. If trading in the Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. See “Risk Factors—Risks Related to Doing Business in China—The recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act and related regulations, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Dividends and other Distributions

Currently, we do not have a cash management policy in place that dictate how funds are transferred between us and our subsidiaries, or investors. We are a holding company, and we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the furnishing of funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. There have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiaries located outside of China, as of the date of this prospectus. In addition, as of the date of this prospectus, none of our subsidiaries have ever issued any dividends or distributions to us or their respective shareholders outside of China, and neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors. As of the date of this prospectus, neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors. Other than the following transactions, no cash transfers have occurred among us and our subsidiaries: (i) our Hong Kong subsidiary, Baosheng Hong Kong, received cash of $38.3 million from us, which represented proceeds raised in the initial public offering of our Ordinary Shares in February 2021, and the private placement of our Ordinary Shares and warrants in March 2021, (ii) on March 16, 2021, Baosheng Hong Kong transferred cash of $6 million, in the form of shareholder loans, to its wholly owned subsidiary, Beijing Baosheng, and (iii) in April 2021 and August 2021, Baosheng Hong Kong transferred cash in the aggregate of $30.79 million, in the form of capital contributions, to its wholly owned subsidiary, Baosheng Network. In the future, cash proceeds raised from overseas financing activities may be transferred by us to our PRC subsidiaries by means of capital contributions or shareholder loans, as the case may be. Notwithstanding the recent judgment against Beijing Baosheng, described more particularly under “Item 4. Information on the Company—B. Business Overview—Legal Proceedings” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, we do not expect that the court’s ruling will impact the cash transferring through the organization. See “Item 18. Financial Statements” starting on page F-1 in our annual report on Form 20-F for the year ended December 31, 2022, incorporated herein by reference.

According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the Company Law of the People’s Republic of China and other Chinese laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the PRC subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund. See “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business.”

Renminbi is not freely convertible into other currencies. As result, any restriction on currency exchange may limit the ability of our PRC operating subsidiaries to use their potential future Renminbi revenues to pay dividends to us. The Chinese government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant Chinese governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions falling under both the current account and the capital account. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to pay dividends in foreign currencies to holders of our securities. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. See “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business” for a detailed discussion of the Chinese legal restrictions on the payment of dividends and our ability to transfer cash within our group. In addition, holders of our Ordinary Shares may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes. See “Risk Factors—Risks Related to Doing Business in China—You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our Ordinary Shares.”

To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. See “Risk Factors—Risks Related to Doing Business in China— To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash” on page 34 of this prospectus.

Business Overview

Through the operating entities, we are an online marketing solution provider based in China. The operating entities are dedicated to helping their advertiser clients manage online marketing activities with a view to achieving the clients’ business goals. The operating entities advise advertisers on online marketing strategies, offer value-added advertising optimization services and facilitate the deployment of online ads of various forms such as search ads, in-feed ads, mobile app ads and social media marketing ads. At the same time, as the authorized agency of some popular online media, such as sm.cn (神马), UC browsers (UC浏览器), and Today’s Headline (今日头条), the operating entities help online media procure advertisers to buy their ad inventory and facilitate ad deployment on their advertising channels.

Relying on our management’s extensive industry experience, deep industry insights and well-established network of media resources and through the operating entities, we have grown rapidly from a start-up online marketing agency founded in 2014 to a multi-channel online marketing solution provider.

The operating entities help advertisers formulate online advertising strategies, optimize ads and run ads on suitable online advertising channels with a view to achieving the clients’ business goals. The operating entities have built a broad and diverse advertiser base across various industries, including ecommerce and online service platforms, online travel agencies, financial services, online gaming, car services and other advertising agencies. We believe the operating entities’ ability to attract and retain these advertisers reflects the high level of their services, which is essential to our business growth.

Business value chain. As an online advertising service provider, we regard our business values as revolving around the operating entities’ ability to serve the needs of two major business stakeholders: (i) advertisers; and (ii) media (or their authorized agencies).

•	Value to advertisers: As an online marketing service provider, through the operating entities, we connect advertisers and online media, helping advertisers to manage their online marketing activities in many ways, including, but not limited to, (i) advising on advertising strategies, budget and choice of advertising channels; (ii) procuring ad inventory; (iii) offering ad optimization services; and (iv) administrating and fine-tuning the ad placement process.

•	Value to media: As an authorized agency of media, through the operating entities, we create value to media businesses in several ways, including, but not limited to, (i) identifying advertisers to buy their ad inventory, (ii) facilitating payment arrangements with advertisers, (iii) assisting advertisers in handling ad deployment logistics with media, and (iv) engaging in other marketing and promotion activities aimed at educating and inducing advertisers to use online advertising.

Advertising services. Through the operating entities, we offer two types of advertising services, SEM services, and Non-SEM services. SEM services include the deployment of ranked search ads and other display search ads offered by search engine operators. Non-SEM services, on the other hand, include social media marketing, in-feed advertising, and mobile app advertising through deploying ads on media such as social media platforms, short-video platforms, news portals and mobile apps. The display forms of Non-SEM ads include in-feed ads, banner ads, button ads, interstitial ads, and posts on selected social media accounts.

Set forth below is a summary of the relevant ad formats, the corresponding pricing models generally adopted by media and our revenue model:

Type	Description	Media’s principal pricing model	Our principal revenue model
SEM Services
Search ads	Search ads are normally located at the top, or on the side of the search results page, or the related products of the search engine operators.	Auction-based ads: mainly CPC Non-auction-based ads: mainly CPT	Rebates and incentives
Non-SEM services
In-feed ads	In-feed ads are advertisements that match the format, appearance and function of the platform upon which they appear, typically placed on short video sharing, social media and newsfeed platforms.	Mainly CPM, CPC	Rebates and incentives
Mobile app ads	Mobile app ads are displayed in apps with various formats such as banner ads, button ads, open screen ads, and interstitial ads.	Mainly CPT, CPA	Net fees; rebates and incentives
Social media ads	Social media ads take the form of contents appearing in the designated blogs or social media accounts with suitable target audience.	Mainly CPT	Net fees

Our business experienced substantial growth from our inception to December 31, 2020, before we experienced negative growth since 2021. Our gross billing decreased from $134.9 million in 2020 to $54.7 million in 2021, representing a decrease of 59.4%, and decreased to $54.6 million in 2022, representing a decrease of 0.3%. In the meantime, the media costs decreased from $123.0 million in 2020 to $50.8 million in 2021, while increased to $52.2 million in 2022, representing a decrease of 58.7% and an increase of 2.7%, respectively. Our revenue on a net basis (i.e. difference between gross billing and media costs) has decreased, in tandem with advertiser base and their advertising spend, from $11.9 million in 2020 to $3.9 million in 2021, and decreased further to $2.4 million in 2022, representing a decrease of 67.2% and a decrease of 38.3%, respectively. Please see the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual report on Form 20-F for the fiscal year ended December 31, 2022 and our other SEC reports.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022 and in the “Risk Factors” section below.

Risks Related to Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry” in our annual report on Form 20-F for the fiscal year ended December 31, 2022)

Risks and uncertainties related to business and industry include, but are not limited to, the following:

•	Cutbacks on advertising budgets by advertisers, changes in rebate and incentive policies by the media, failure to maintain and grow our advertiser base and secure emerging media resources could all materially and adversely affect our business and financial condition. See page 10 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	If we fail to maintain our relationships with our business stakeholders, mainly advertisers and media, our business, results of operations, financial condition and business prospects could be materially and adversely affected. See page 11 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Failure to appropriately evaluate the credit profile of our advertisers or effectively manage our credit risk associated with credit terms granted to our advertisers and/or delay in settlement of accounts receivable from our advertisers could materially and adversely impact our operating cash flow and may result in significant provisions and impairments on our accounts receivable which in turn would have a material adverse impact on our business operations, results of operation, financial condition and our business pursuits and prospects. See page 13 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	As we continue to strive for business growth, we may continue to experience net cash outflow from operating activities, and we cannot assure you that we can maintain sufficient net cash inflows from operating activities. See page 13 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Our limited operating history in a rapidly evolving industry makes it difficult to accurately forecast our future operating results and evaluate our business prospects. See page 14 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Certain customers contributed to a significant percentage of our total revenue during the fiscal years 2022, 2021, and 2020, and losing one or more of them could result in a material adverse impact on our financial performance and business prospects. See page 14 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	We are in the highly competitive online advertising service industry and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance. See page 15 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	If we fail to improve our services to keep up with the rapidly changing demands, preferences, advertising trends or technologies in the online advertising industry, our revenues and growth could be adversely affected. See page 16 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Limitations on the availability of data and our ability to analyze such data could significantly restrict our optimization capability and cause us to lose advertisers, which may harm our business and results of operations. See page 16 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	The regulatory environment of the online advertising industry is rapidly evolving. If we fail to obtain and maintain the requisite licenses and approvals as applicable to our businesses in China from time to time, our business, financial condition and results of operations may be materially and adversely affected. See page 17 of our annual report on Form 20-F for the fiscal year ended December 31, 2022; and

•	The ongoing effects of COVID-19 in China may have a material adverse effect on our business. See page 23 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2022 and the section titled “Risk Factors” below)

We face risks and uncertainties related to doing business in the PRC in general, including, but not limited to, the following:

•	Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for our products and materially and adversely affect our competitive position. See “Risk Factors—Risks Related to Doing Business in China—Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for our products and materially and adversely affect our competitive position” on page 25 of this prospectus and page 23 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Uncertainties regarding interpretation and enforcement of the laws, rules and regulations in China may impose adverse impact on our business, operations and profitability. See “Risk Factors—Risks Related to Doing Business in China—Uncertainties regarding interpretation and enforcement of the laws, rules and regulations in China may impose adverse impact on our business, operations and profitability” on page 25 of this prospectus and page 23 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	We may be adversely affected by the complexity, uncertainties and changes in the regulation of internet-related businesses and companies in China. See “Risk Factors—Risks Related to Doing Business in China—We may be adversely affected by the complexity, uncertainties and changes in the regulation of internet-related businesses and companies in China” on page 26 of this prospectus and page 24 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Regulation and censorship of information disseminated through the Internet in China may adversely affect our business in China, and we may be liable for content disseminated by us through the Internet. See “Risk Factors—Risks Related to Doing Business in China—Regulation and censorship of information disseminated through the Internet in China may adversely affect our business in China, and we may be liable for content disseminated by us through the Internet” on page 27 of this prospectus and page 25 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC. See “Risk Factors—Risks Related to Doing Business in China—Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC” on page 27 of this prospectus and page 25 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless” on pages 27 through 29 of this prospectus and page 25 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Recent greater oversight by the Cyberspace Administration of China, or the CAC, over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering. See “Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on pages 29 and 30 of this prospectus and page 27 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future. See “Risk Factors—Risks Related to Doing Business in China—The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future” on page 30 of this prospectus and page 28 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Labor Contract Law and other labor-related laws in the PRC may adversely affect our business and our results of operations. See “Risk Factors—Risks Related to Doing Business in China—Labor Contract Law and other labor-related laws in the PRC may adversely affect our business and our results of operations” on page 31 of this prospectus and page 28 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Failure to obtain or maintain any preferential tax treatments, or the discontinuation, reduction or delay of any preferential tax treatments available to us in China could adversely affect our results of operations and financial condition. See “Risk Factors—Risks Related to Doing Business in China—Failure to obtain or maintain any preferential tax treatments, or the discontinuation, reduction or delay of any preferential tax treatments available to us in China could adversely affect our results of operations and financial condition” on pages 31 and 32 of this prospectus and page 29 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders. See “Risk Factors—Risks Related to Doing Business in China—Under the Enterprise Income Tax Law, we may be classified as a ‘Resident Enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders” on pages 32 and 33 of this prospectus and page 30 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	PRC regulation of loans to PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from our future financing activities to make loans to our PRC operating subsidiaries, which might adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from our future financing activities to make loans to our PRC operating subsidiaries, which might adversely affect our liquidity and our ability to fund and expand our business” on pages 33 and 34 of this prospectus and page 31 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. See “Risk Factors—Risks Related to Doing Business in China— To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash” on page 34 of this prospectus;

•	We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business. See “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business” on pages 34 and 35 of this prospectus and page 31 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident Shareholders to personal liability, may limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, may limit the ability of our PRC subsidiaries to distribute profits to us or may otherwise materially and adversely affect us. See “Risk Factors—Risks Related to Doing Business in China—Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident Shareholders to personal liability, may limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, may limit the ability of our PRC subsidiaries to distribute profits to us or may otherwise materially and adversely affect us” on pages 35 and 36 of this prospectus and page 32 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our Ordinary Shares. See “Risk Factors—Risks Related to Doing Business in China—You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our Ordinary Shares” on page 36 of this prospectus and page 33 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations. See “Risk Factors—Risks Related to Doing Business in China—We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations” on pages 36 and 37 of this prospectus and page 33 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. See “Risk Factors—Risks Related to Doing Business in China—We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on pages 37 and 38 of this prospectus and page 34 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	You may have difficulty effecting service of legal process, enforcing judgments or bringing actions against us and our management. See “Risk Factors—Risks Related to Doing Business in China—You may have difficulty effecting service of legal process, enforcing judgments or bringing actions against us and our management” on page 38 of this prospectus and page 35 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China. See “Risk Factors—Risks Related to Doing Business in China—U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China” on page 39 of this prospectus and page 35 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	The recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act and related regulations, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S. See “Risk Factors—Risks Related to Doing Business in China—The recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act and related regulations, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” on pages 39 and 40 of this prospectus and page 36 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law. See “Risk Factors—Risks Related to Doing Business in China—We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law” on page 41 of this prospectus and page 37 of our annual report on Form 20-F for the fiscal year ended December 31, 2022; and

•	Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in the U.S. dollar, changes in the exchange rate between RMB and the U.S. dollar may affect the value of your investments. See “Risk Factors—Risks Related to Doing Business in China—Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in the U.S. dollar, changes in the exchange rate between RMB and the U.S. dollar may affect the value of your investments” on page 41 of this prospectus and page 37 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Risks Related to Our Ordinary Shares (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares” in our annual report on Form 20-F for the fiscal year ended December 31, 2022)

In addition to the risks described above, we are subject to general risks and uncertainties related to our Ordinary Shares and the trading market, including, but not limited to, the following:

•	Our share price has recently declined substantially, and our Ordinary Shares could be delisted from the Nasdaq or trading could be suspended. See page 38 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	We cannot assure you that we will declare and distribute any dividends in the future. See page 39 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies. See page 39 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired. See page 40 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders. See page 40 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards. See page 41 of our annual report on Form 20-F for the fiscal year ended December 31, 2022; and

•	If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them. See page 42 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the previous three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Corporate Information

Our principal executive office is located at East Floor 5, Building No. 8, Xishanhui, Shijingshan District Beijing, People’s Republic of China. Our telephone number at this address is +86 010-82088021. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. We maintain a corporate website at http://ir.bsacme.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, DE 19711.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

We are an offshore holding company incorporated in the Cayman Islands and we are not a Chinese operating company. As a holding company with no operations of our own, our operations are conducted in China through our wholly owned PRC subsidiary, Beijing Baosheng, and its subsidiaries. This structure involves unique risks to investors. Holders of our Ordinary Shares will not directly hold any equity interests in our operating subsidiaries. The Chinese regulatory authorities could disallow our corporate structure, which could result in a material change in our operations and the value of our Ordinary Shares could decline or become worthless.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for our products and materially and adversely affect our competitive position.

All of our business operations are conducted in China through the operating entities. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 40 years. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Uncertainties regarding interpretation and enforcement of the laws, rules and regulations in China may impose adverse impact on our business, operations and profitability.

We conduct all of our business through the operating entities in China. Their operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our future offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We may be adversely affected by the complexity, uncertainties and changes in the regulation of internet-related businesses and companies in China.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances some actions or omissions may be deemed to be violations of applicable laws and regulations. Risks and uncertainties relating to regulation in China of the internet-related business include, but are not limited to, the following:

•	There are uncertainties relating to the regulation of the internet-related business in China, including evolving licensing practices. This means that some of our permits, licenses or operations in China may be subject to challenge, or we may fail to obtain permits or licenses that may be deemed necessary for our operations or we may not be able to obtain or renew certain permits or licenses. If we fail to maintain any of these required licenses or permits, we may be subject to various penalties, including fines and discontinuation of or restriction on our operations in China. Any such disruption in our business operations in China may have a material and adverse effect on our results of operations in China.

•	New laws and regulations may be promulgated in China to regulate internet activities, including digital marketing. If these new laws and regulations are promulgated, additional licenses and/or cost of compliance may be required for our operations. If our operations are not in compliance with these new laws and regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties or restrictions on our operations in China.

According to our PRC Counsel, Beijing Dacheng Law Offices, LLP, the operating entities are not required to obtain any other industry-specific qualification, license or permit, including an Internet Content Provider license, or ICP license, for carrying out their online advertising service business in China. Given that the interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet-related businesses in China, including the operating entities’ business in China, there is no assurance that we and the operating entities have obtained all the permits or licenses required for conducting business in China or will be able to maintain these existing licenses or obtain any new licenses required under any new laws or regulations. There is also no assurance that the PRC government will not classify the operating entities’ business as one requiring an ICP license or other licenses in the future. If new regulations in China classify the operating entities’ business as one requiring an ICP license or other licenses, the operating entities may be prevented from operating in China if they are unable to obtain the required licenses. If the change in classification of their business were to be retroactively applied, the operating entities might be subject to sanctions, including payment of taxes and fines. Any change in the PRC laws and regulations may therefore significantly disrupt the operating entities’ operations in China and materially and adversely affect our business, results of operations and financial conditions in China.

Regulation and censorship of information disseminated through the Internet in China may adversely affect our business in China, and we may be liable for content disseminated by us through the Internet.

The PRC government has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the Internet. The PRC government has prohibited the dissemination of information through the Internet that it deems to be in violation of PRC laws and regulations. If any internet content disseminated by the operating entities is deemed by the PRC government to violate any content restrictions, the operating entities would not be able to continue to disseminate such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of licenses, which could materially and adversely affect our business, financial conditions and results of operations in China. The operating entities may also be subject to potential liability for any unlawful actions of their clients or for content they disseminate that is regarded as inappropriate.

The operating entities have implemented measures to ensure that their ad content does not violate these laws and regulations. After the operating entities receive the ad content from their advertisers, it will be subject to a compliance review by the operating entities’ experienced employees. If they determine that the ad content does not violate any applicable laws and regulations, the operating entities will share such ad content with the relevant media for their internal review. If the operating entities determine that the ad content may be in violation of applicable laws or regulations, they will provide suggested edits to the ad content and send it back to the advertiser for revision. After both the operating entities and the media have determined that the ad content is in full compliance with applicable laws and regulations on information dissemination, the operating entities will confirm with the advertiser on its opinion with respect to the compliance prior to the deployment of the ad. Despite these efforts, we cannot assure you that the operating entities will be in full compliance with all applicable regulations on information dissemination. In addition, the operating entities have no control over and are not informed of the specific review standards applied by the advertisers or the media, and it may be difficult to determine the type of content that may result in liability to the operating entities. If the operating entities are found to be liable, they may be subject to penalties, fines, suspension of licenses, or revocation of licenses, which could materially and adversely affect our business, financial conditions and results of operations.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

We currently conduct all operations through the operating entities in the PRC and all of our revenue is generated in the PRC. Accordingly, economic, political, and legal developments in the PRC will significantly affect our business, financial condition, results of operations, and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. The operating entities’ ability to operate profitably in the PRC may be adversely affected by changes in policies, regulations, rules, and the enforcement of laws by the PRC government, which changes may be quick with little advance notice.

The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership and may intervene with or control our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, such as the cryptocurrency industry and the education industry. Even though as of the date of this prospectus, we have not been affected by any newly published policies concerning our industry or our business operations that have limited or may limit our business operations to a significant degree, to the extent that the PRC government publishes any policies in the future that concern and affect the advertising industry that our subsidiaries operate in, the ability of our PRC subsidiaries to continue operating their business or serving their customers in China may be severely restricted. We cannot assure you that government authorities in China will not introduce any enhanced regulation over the industry our PRC subsidiaries operate in that may lead to our inability to operate in China at all. Additionally, the operating entities’ ability to operate in China may also be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. In any of these events, our PRC subsidiaries’ ability to continue their operations may be significantly impacted, and the value of our Ordinary Shares may significantly decline or become worthless.

Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in the PRC that are to be conducted in foreign markets, as well as foreign investment in China-based issuers. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), (《境内企业境外发行证券和上市管理试行办法》) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which took effect on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Overseas Listings Rules, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice.

The Overseas Listing Rules aim to lay out the filing regulation arrangement for both direct and indirect overseas listing and clarify the determination criteria for indirect overseas listing in overseas markers. Where an enterprise whose principal business activities are conducted in the PRC seeks to issue and list its shares in the name of an overseas enterprise based on equity, assets, income, or other similar rights and interests of the relevant domestic enterprise in the PRC, such activities are deemed an indirect overseas issuance and listing. According to the Overseas Listings Rules, after the submission of relevant application for initial public offerings or listings in overseas markets, or after the completion of subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed, or after the submission of relevant application for subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed, all China-based companies shall file the required filing materials with the CSRC within three working days. In addition, overseas offerings and listings will be prohibited for such China-based companies when any of the following applies: (i) where such securities offerings and listings are explicitly prohibited by the PRC laws and regulations; (ii) where the intended securities offerings and listings may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with laws; (iii) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; (v) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. The Administrative Provisions further stipulate that a fine between RMB1 million (approximately $157,255) and RMB10 million (approximately $1,572,550) may be imposed if an applicant fails to fulfill the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Overseas Listings Rules.

Under the Overseas Listings Rules and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submissions of initial public offerings or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for their offerings and listings and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet but need to make filings for subsequent offerings in accordance with the Overseas Listings Rules. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Overseas Listings Rules but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or any regulatory objection from the CSRC with respect to our listing or subsequent offerings. In the opinion of our PRC legal counsel, Beijing Dacheng Law Offices, LLP, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. However, if we decide to conduct offerings in the future, we will be required to complete filings under the Overseas Listings Rules with the CSRC. As the Overseas Listings Rules were newly published and there exists uncertainty with respect to the filing requirements and its implementation, if we are required to submit to the CRSC and complete the filing procedure of our subsequent overseas public offerings, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listings Rules may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

Notwithstanding the above, our PRC counsel has further advised us that uncertainties still exist as to whether we or any of our subsidiaries are required to obtain permissions from the CSRC, or any other governmental agency that is required to approve our operations and/or offering. We have been closely monitoring the development in the regulatory landscape in the PRC, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, or other PRC authorities with respect to this offering, as well as other procedures that may be imposed on us. In the event that we, our subsidiaries, or any of its subsidiaries are subject to the compliance requirements, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of our Company or any of our subsidiaries to fully comply with new regulatory requirements may subject us to regulatory actions, such as fines, relevant businesses or operations suspension for rectification, revocation of relevant business permits or operational license, or other sanctions, which may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On July 7, 2022, the CAC published the Measures for the Security Assessment of Outbound Data Transfer (《数据出境安全评估办法》), effective on September 1, 2022. The measures apply to the security assessment of important data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. According to the Measures, if a data processor transfers data abroad under any of the following circumstances, it shall file to the State Cyberspace Administration for security assessment via the Province Cyberspace Administration: (i) a data handler who transfers important data to abroad; (ii) a critical information infrastructure operator, or a data handler processing the personal information of more than 1 million individuals transfers personal information to abroad; (iii) since January 1 of the previous year, a data handler cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals, or; (iv) other circumstances where the security assessment for the outbound data transfer is required by the State Cyberspace Administration.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures Transfer (《网络安全审查办法》), which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to “critical information infrastructure operators” (CIIOs) that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments), (《网络数据安全管理条例（征求意见稿）》), and accepted public comments until December 13, 2021. The Network Internet Data Protection Draft Regulations provides that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes the personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year.

As advised by our PRC counsel, based on our aforementioned business operation, we are not a CIIO nor an internet platform operator as mentioned above. However, it remains unclear on how the aforementioned rule will be interpreted, amended and implemented by the relevant PRC governmental authorities. If the implementation of the Cybersecurity Review Measures (2021 version), the Measures for the Security Assessment of Outbound Data Transfer, and/or the Network Internet Data Protection Draft Regulations (draft for comments) mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we will face uncertainties as to whether such clearance can be timely obtained, or at all.

As of the date of this prospectus, we do not expect that the current PRC laws on cybersecurity or data security would have a material adverse impact on the operating entities’ business operations. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that the operating entities will comply with such regulations in all respects, and they may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. The operating entities may also become subject to fines and/or other sanctions and the costs of compliance with, and other burdens imposed by such laws and regulations may limit the use and adoption of their services, which may have material adverse effects on our business, operations, and financial condition.

The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law (《关于依法从严打击证券违法活动的意见》), or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject the operating entities to additional compliance requirements in the future that may be onerous. Official guidance and interpretation of the Opinions remain unclear in several respects at this time. Therefore, we cannot assure you that the operating entities will remain fully compliant with all new regulatory requirements of the Opinions or any future implementation rules on a timely basis, or at all.

Labor Contract Law and other labor-related laws in the PRC may adversely affect our business and our results of operations.

On December 28, 2012, the PRC government released the revision of the Labor Contract Law of the PRC (《中华人民共和国劳动合同法》), which became effective on July 1, 2013. Pursuant to the Labor Contract Law of the PRC, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that the operating entities decide to terminate some of their employees or otherwise change their employment or labor practices, the Labor Contract Law of the PRC and its implementation rules may limit the operating entities’ ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. According to the PRC Social Insurance Law (《中华人民共和国社会保险法》), employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance and maternity insurance and the employers must, together with their employees or separately, pay the social insurance premiums for such employees.

As of the date of this prospectus, the operating entities comply with labor-related laws and regulations in China in material aspects, including those relating to obligations to make social insurance payments and contribute to the housing provident fund. From July 2018 to March 2019, the operating entities had not made adequate contributions to social insurance and other employee benefits for their employees. We have recorded accruals for the estimated amount of underpayment in our financial statements. Pursuant to the PRC Social Insurance Law, if an employer fails to make full and timely contributions to social insurance, the relevant enforcement agency shall order the employer to make all outstanding contributions within five days of such order and impose penalties equal to 0.05% of the total outstanding amount for each additional day such contributions are overdue. If the employer fails to make all outstanding contributions within five days of such order, the relevant enforcement agency may impose penalties equal to one to three times the amount overdue. We estimate the amount of outstanding contributions from July 2018 to December 2018 to be approximately $0.1 million, and the amount of outstanding contributions from January 2019 to March 2019 to be approximately $0.09 million. As of the date of this prospectus, the operating entities have not received any employee complaint or any government audit request, or penalty orders for these outstanding contributions.

Ms. Wenxiu Zhong, our founder, through a guarantee letter dated April 29, 2020 (the “Guarantee Letter”), promised to unconditionally, irrevocably and personally bear any and all the economic losses and expenses actually incurred by our Company and the operating entities if the operating entities are subject to any payment or penalty in relation to the outstanding social insurance contributions from July 2018 to April 2019.

As of the date of this prospectus, the operating entities have not received any notice from relevant government authorities or any claim or request from their employees in this regard. However, we cannot assure you that the relevant government authorities will not require the operating entities to pay the outstanding amount and impose late fees or fines on them. If the operating entities are otherwise subject to investigations related to non-compliance with labor laws and are imposed severe penalties or incur significant legal fees in connection with labor disputes or investigations, our business, financial condition and results of operations may be adversely affected.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that the operating entities’ employment practices will not violate PRC labor-related laws and regulations in the future, which may subject them to labor disputes or government investigations. We cannot assure you that the operating entities will be able to comply with all labor-related law and regulations regarding including those relating to obligations to make social insurance payments and contribute to the housing provident fund. If the operating entities are deemed to violate relevant labor laws and regulations, they could be required to provide additional compensation to their employees and our business, financial condition and results of operations will be adversely affected.

Failure to obtain or maintain any preferential tax treatments, or the discontinuation, reduction or delay of any preferential tax treatments available to us in China could adversely affect our results of operations and financial condition.

Under the Enterprise Income Tax Law (《中华人民共和国企业所得税法》) (the “EIT Law”), foreign-invested companies, such as wholly foreign-owned enterprises, and domestic companies, such as our PRC subsidiaries, are subject to a unified income tax rate of 25%. Various favorable income tax rates are, however, available to qualified enterprises in certain encouraged sectors of the economy.

Pursuant to the Notice on Preferential EIT Policies for Two Special Economic Development Zones of Kashi and Horgos in Xinjiang Uygur Autonomous Region (《关于新疆喀什霍尔果斯两个特殊经济开发区企业所得税优惠政策的通知》), and the Implementation Opinions on Accelerating the Construction of Kashi and Horgos Economic Development Zones (《关于加快喀什、霍尔果斯经济开发区建设的实施意见》) (together the “Xinjiang EIT Exemption Policies”), an enterprise established in Horgos or Kashi between January 1, 2010 and December 31, 2020 and falling within the scope of the Catalogue of EIT Incentives for Industries Particularly Encouraged for Development by Poverty Areas of Xinjiang (《新疆困难地区重点鼓励发展产业企业所得税优惠目录》) are exempted from enterprise income tax, or EIT, for five years beginning from the first year in which the manufacturing or business operational revenue is earned. After the initial EIT exemption period, the enterprise is entitled to another five-year exemption on the local portion of its EIT.

Historically, several of our PRC subsidiaries benefited from preferential tax treatments from the PRC government. Horgos Baosheng enjoyed EIT exemption from 2016 to 2020, Kashi Baosheng enjoyed EIT exemption from 2018 to 2022, and Baosheng Technology has enjoyed EIT exemption since 2020 and is expected to continue enjoying the exemption until 2024.

Although several of our PRC subsidiaries had been or are now eligible for the foregoing preferential tax treatments, these preferential tax treatments are subject to uncertainties as to their interpretation, administrative implementation, changes and amendments from time to time, or even suspension and termination by relevant authorities. In particular, we cannot assure you that the Xinjiang EIT Exemption Policies will continue to be applied in such a way that will entitle Baosheng Technology to continue to enjoy full EIT exemption in accordance with the existing applicable provisions, or that Baosheng Technology will continue to be able to satisfy the qualifications provided for in the Xinjiang EIT Exemption Policies, the failure of which may render us no longer entitled to such EIT exemption. In the fiscal year 2020, Horgos Baosheng, Kashi Baosheng and Baosheng Technology all enjoyed the effective tax rate under the Xinjiang EIT Exemption Policies at 0%. In the fiscal years 2021 and 2022, Kashi Baosheng and Baosheng Technology enjoyed the effective tax rate under the Xinjiang EIT Exemption Policies at 0%, while Horgos Baosheng enjoyed the standard tax rate at 25%. Had a standard EIT rate of 25% been applied to us in these fiscal years, we would have reported net profit (loss) of $(23.7) million, $(6.7) million and $4.4 million in the fiscal years 2022, 2021 and 2020, respectively, representing a reduction of $nil (or 0%), $nil (or 0)%, and $2.7 million (or 38.2)% in our net profit, respectively.

Any changes in tax laws, regulations, rules, policies, administrative measures or their interpretation or administrative implementation which are applicable to our PRC subsidiaries, or any change in our EIT exemption or any other preferential tax treatment status our PRC subsidiaries may enjoy, could result in a significant increase in their tax obligations and tax payments, which in turn will have a material and adverse impact on our financial results and financial condition.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise”, meaning that it can be subject to an EIT rate of 25.0% on its global income. In April 2009, the State Administration of Taxation (“SAT”) promulgated a circular, known as Circular 82, and partially amended by Circular 9 promulgated in January 2014, to clarify the certain criteria for the determination of the “de facto management bodies” for foreign enterprises controlled by PRC enterprises or PRC enterprise groups. Under Circular 82, a foreign enterprise is considered a PRC resident enterprise if all of the following apply: (1) the senior management and core management departments in charge of daily operations are located mainly within China; (2) decisions relating to the enterprise’s financial and human resource matters are made or subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders’ meeting minutes are located or maintained in China; and (4) 50.0% or more of voting board members or senior executives of the enterprise habitually reside in China. Further to Circular 82, SAT issued a bulletin, known as Bulletin 45, effective in September 2011 and amended on June 1, 2015 and October 1, 2016 to provide more guidance on the implementation of Circular 82 and clarify the reporting and filing obligations of such “Chinese controlled offshore incorporated resident enterprises.” Bulletin 45 provides for, among other matters, procedures for the determination of resident status and administration of post-determination matters. Although Circular 82 and Bulletin 45 explicitly provide that the above standards apply to enterprises that are registered outside China and controlled by PRC enterprises or PRC enterprise groups, Circular 82 may reflect SAT’s criteria for determining the tax residence of foreign enterprises in general.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our operations in China through the operating entities. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our Ordinary Shares, or the gain our non-PRC shareholders may realize from the transfer of our Ordinary Shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their Ordinary Shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

PRC regulation of loans to PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from our future financing activities to make loans to our PRC subsidiaries, which might adversely affect our liquidity and our ability to fund and expand our business.

Any foreign loan provided by us to our PRC operating subsidiaries is required to be registered or filed with the State Administration of Foreign Exchange, or SAFE, or the authorized local banks, and our PRC subsidiaries may not procure foreign loans which exceed the difference between its total investment amount and registered capital (the “Current Foreign Debt Mechanism”) or, as an alternative, only procure loans subject to the calculation approach and limitations as provided in the People’s Bank of China (“PBOC”) Circular on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing (银发〔2017〕9号《中国人民银行关于全口径跨境融资宏观审慎管理有关事宜的通知》), or “PBOC Notice No. 9” (the “PBOC Notice No. 9 Mechanism”), which shall not exceed 200% of the net asset of the relevant PRC subsidiary. According to PBOC Notice No. 9, after a transition period of one year since its promulgation, PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of PBOC Notice No. 9. On March 11, 2020, Notice of PBOC and SAFE on the Adjustment of Macro-Prudential Adjustment Parameters for Full-Covered Cross-border Financing was issued, according to which, the Macro-Prudential Adjustment Parameters provided in the PBOC Notice No. 9 was adjusted from 1 to 1.25. On January 7, 2021, Notice of People’s Bank of China and State Administration of Foreign Exchange on the Adjustment of Macro-Prudential Adjustment Parameters for Cross-border Financing of Enterprises (《中国人民银行、国家外汇管理局关于调整企业跨境融资宏观审慎调节参数的通知》) was issued, according to which, the Macro-Prudential Adjustment Parameters provided in the PBOC Notice No. 9 was adjusted from 1.25 to 1. On October 25, 2022, the PBOC and SAFE further adjusted the Macro-Prudential Adjustment Parameters from 1 to 1.25. As of the date hereof, neither PBOC nor SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC operating subsidiaries. Currently, our PRC subsidiaries have the flexibility to choose between the Current Foreign Debt Mechanism and the PBOC Notice No. 9 Mechanism. However, if a more stringent foreign debt mechanism becomes mandatory, our ability to provide loans to our PRC subsidiaries may be significantly limited, which may adversely affect our business, financial condition, and results of operations.

If we seek to provide any loans to our PRC subsidiaries in the future, we may not be able to obtain the required government approvals or complete the required registrations on a timely basis, if at all. If we fail to receive such approvals or complete such registrations, our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash.

Relevant mainland PRC laws and regulations permit the companies in mainland China to pay dividends only out of their respective retained earnings, if any, as determined in accordance with mainland China accounting standards and regulations. Additionally, each of the companies in mainland China are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in mainland China are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, in order for us to pay dividends to our shareholders, we may rely on payments made from our mainland PRC subsidiaries to their respective shareholders and then to our Company. If our these entities incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of mainland China for tax purposes, any dividends we pay to our overseas shareholders may be regarded as mainland China-sourced income and as a result may be subject to mainland PRC withholding tax. See “Risk Factors — Risks Related to Doing Business in China — Under the Enterprise Income Tax Law, we may be classified as a ‘Resident Enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.” The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to mainland China), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiary may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiary could be subject to similar government controls on the convertibility of foreign currency and the remittance of currency out of Hong Kong as described above.

As a result of the above, to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the competent government to the transfer of cash.

We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business.

As a holding company, we conduct substantially all of our business through the operating entities incorporated in China, and this structure involves unique risks to investors. We may rely on dividends paid by our PRC subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses.

According to the Foreign Investment Law of the PRC and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the Company Law of the PRC and other Chinese laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the PRC subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund.

Renminbi is not freely convertible into other currencies. As result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use any future Renminbi revenues to pay dividends to us. The Chinese government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account transactions,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant Chinese governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of China or pay dividends in foreign currencies to holders of our Ordinary Shares. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries.

In response to the persistent capital outflow in China and Renminbi’s depreciation against the U.S. dollar in the fourth quarter of 2016, PBOC and SAFE have promulgated a series of capital controls in early 2017, including stricter vetting procedures for domestic companies to remit foreign currency for overseas investments, dividends payments and shareholder loan repayments.

The Chinese government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident Shareholders to personal liability, may limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, may limit the ability of our PRC subsidiaries to distribute profits to us or may otherwise materially and adversely affect us.

Pursuant to the Circular on relevant issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicle (《关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》) (“Circular 37”), which was promulgated by SAFE, and became effective on July 4, 2014, (1) a PRC resident must register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or an Overseas SPV, that is directly established or indirectly controlled by the PRC resident for the purpose of conducting investment or financing; and (2) following the initial registration, the PRC resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change in the Overseas SPV’s PRC resident shareholder, name of the Overseas SPV, term of operation, or any increase or reduction of the contributions by the PRC resident, share transfer or swap, and merger or division. Additionally, pursuant to the Circular of SAFE on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies (《关于进一步简化和改进直接投资外汇管理政策的通知》) (“Circular 13”), which was promulgated on February 13, 2015 and became effective on June 1, 2015, the aforesaid registration shall be directly reviewed and handled by qualified banks in accordance with the Circular 13, and SAFE and its branches shall perform indirect regulation over the foreign exchange registration via qualified banks.

Ms. Wenxiu Zhong, Mr. Sheng Gong and Mr. Hui Yu completed the initial foreign exchange registration on January 9, 2019. As it remains unclear how Circular 37 and Circular 13 will be interpreted and implemented, and how or whether SAFE will apply them to us. Therefore, we cannot predict how they will affect our business operations or future strategies. For example, the ability of our present and prospective PRC subsidiaries to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 37 and Circular 13 by our PRC resident beneficial holders. In addition, as we have little control over either our present or prospective, direct or indirect shareholders or the outcome of such registration procedures, we cannot assure you that these shareholders who are PRC residents will amend or update their registration as required under Circular 37 and Circular 13 in a timely manner or at all. Failure of our present or future shareholders who are PRC residents to comply with Circular 37 and Circular 13 could subject these shareholders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit the ability of our PRC subsidiaries to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our Ordinary Shares.

Under the EIT Law and its implementation rules, subject to any applicable tax treaty or similar arrangement between the PRC and your jurisdiction of residence that provides for a different income tax arrangement, PRC withholding tax at the rate of 10.0% is normally applicable to dividends from PRC sources payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10.0% PRC income tax if such gain is regarded as income derived from sources within China unless a treaty or similar arrangement otherwise provides. Under the Individual Income Tax Law of the PRC (《中华人民共和国个人所得税法》) and its implementation rules, dividends from sources within China paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20% and gains from PRC sources realized by such investors on the transfer of shares are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and PRC laws.

There is a risk that we will be treated by the PRC tax authorities as a PRC tax resident enterprise. In that case, any dividends we pay to our shareholders may be regarded as income derived from sources within China and we may be required to withhold a 10.0% PRC withholding tax for the dividends we pay to our investors who are non-PRC corporate shareholders, or a 20.0% withholding tax for the dividends we pay to our investors who are non-PRC individual shareholders, including the holders of our Ordinary Shares. In addition, our non-PRC shareholders may be subject to PRC tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their tax residence and China in the event that we are considered as a PRC resident enterprise. If PRC income tax is imposed on gains realized through the transfer of our Ordinary Shares or on dividends paid to our non-resident investors, the value of your investment in our Ordinary Shares may be materially and adversely affected. Furthermore, our shareholders whose jurisdictions of residence have tax treaties or arrangements with China may not qualify for benefits under such tax treaties or arrangements.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations.

On August 8, 2006, six PRC regulatory authorities, including the Ministry of Commerce of the PRC (“MOFCOM”), the State Assets Supervision and Administration Commission, SAT, the Administration for Industry and Commerce (“SAIC”), the China Securities Regulatory Commission (“CSRC”) and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (《关于外国投资者并购境内企业的规定》) (the “M&A Rules”), which became effective on September 8, 2006 and was amended in June 2009. The M&A Rules, governing the approval process by which a PRC company may participate in an acquisition of assets or equity interests by foreign investors, require the PRC parties to make a series of applications and supplemental applications to the government agencies, depending on the structure of the transaction. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the business or assets in China and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. In addition, the M&A Rules also limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities.

Following the promulgation of the Foreign Investment Law, the Measures on Reporting of Foreign Investment Information (effective from January 1, 2020) and other relevant regulations recently in China, certain provisions of the M&A Rules, which are in conflict with the new foreign investment rules, are no longer enforceable. For example, mergers and acquisitions by foreign investor of a PRC entity which is not an affiliate to the foreign investor and does not engage in any business on the special administrative measures for access of foreign investment (the “Negative List”) for foreign investment, will not be subject to the approval process as prescribed by the M&A Rules. However, given the M&A Rules are not officially abolished and due to lack of official interpretation and guidance, the M&A Rules might still be enforceable against the transaction parties in terms of price evaluation, payment terms, and certain other aspects that the new foreign investment rules are silent on. Therefore, the M&A Rules may impede our ability to negotiate and complete a business combination transaction on legal and/or financial terms that satisfy our investors and protect our shareholders’ economic interests.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

SAT released a circular on December 15, 2009 that addresses the transfer of shares by nonresident companies, generally referred to as Circular 698. Circular 698, which became effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Circular 698 has the effect of taxing foreign companies on gains derived from the indirect sale of a PRC company. Where a foreign investor indirectly transfers equity interests in a PRC resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction that has an effective tax rate less than 12.5% or does not tax foreign income of its residents, the foreign investor must report this indirect transfer to the tax authority in charge of that PRC resident enterprise. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of avoiding PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10.0%.

SAT subsequently released public notices to clarify issues relating to Circular 698, including the Announcement on Several Issues concerning the EIT on the Indirect Transfers of Properties by Nonresident Enterprises (《关于非居民企业间接转让财产企业所得税若干问题的公告》) (the “SAT Notice 7”), which became effective on February 3, 2015. SAT Notice 7 abolished the compulsive reporting obligations originally set out in Circular 698. Under SAT Notice 7, if a non-resident enterprise transfers its shares in an overseas holding company, which directly or indirectly owns PRC taxable properties, including shares in a PRC company, via an arrangement without reasonable commercial purpose, such transfer shall be deemed as indirect transfer of the underlying PRC taxable properties. Accordingly, the transferee shall be deemed as a withholding agent with the obligation to withhold and remit the EIT to the competent PRC tax authorities. Factors that may be taken into consideration when determining whether there is a “reasonable commercial purpose” include, among other factors, the economic essence of the transferred shares, the economic essence of the assets held by the overseas holding company, the taxability of the transaction in offshore jurisdictions, and economic essence and duration of the offshore structure. SAT Notice 7 also sets out safe harbors for the “reasonable commercial purpose” test.

On October 17, 2017, SAT released the Notice on Several Issues concerning the Withholding and Collection of Income Tax of Non-resident Enterprises from the Source (《关于非居民企业所得税源泉扣缴有关问题的公告》) (“SAT Notice 37”). SAT Notice 37 clarifies: (1) matters concerning the withholding and collection of corporate income tax, and property transfer of non-resident enterprises based on the EIT Law; (2) the currencies required to be used by the withholding agents (when the payments is made in a currency rather than RMB), as well as the time, venue and business for the performance of the withholding and collection obligations; and (3) the abolishment of Circular 698.

There is little guidance and practical experience regarding the application of SAT Notice 7 and SAT Notice 37 and the related SAT notices. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax rates in foreign tax jurisdictions. As a result, due to our complex offshore restructuring, we may become at risk of being taxed under SAT Notice 7 and SAT Notice 37 and we may be required to expend valuable resources to comply with SAT Notice 7 and SAT Notice 37 or to establish that we should not be taxed under SAT Notice 7 and SAT Notice 37, which could have a material adverse effect on our financial condition and results of operations.

You may have difficulty effecting service of legal process, enforcing judgments or bringing actions against us and our management.

We are an exempted Cayman Islands holding company. In addition, substantially all of our assets and substantially all of the assets of our directors and executive officers are located in the PRC. As a result, investors may not be able to effect service of process upon us or our directors and executive officers.

Further, China has not entered into treaties or arrangements providing for the recognition and enforcement of judgments made by courts of most other jurisdictions. Any final judgment obtained against us in any court other than the courts of the PRC in connection with any legal suit or proceeding arising out of or relating to our Ordinary Shares will be enforced by the courts of the PRC without further review of the merits only if the court of the PRC in which enforcement is sought is satisfied that:

•	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the PRC;

•	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the PRC;

•	if the judgment was rendered by default by the court rendering the judgment, we, or the above-mentioned persons, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the PRC; and

•	judgments at the courts of the PRC are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

If you fail to establish the foregoing to the satisfaction of the courts in the PRC, you may not be able to enforce a judgment against us rendered by a court in the United States.

Further, pursuant to the Civil Procedures Law of the PRC, any matter, including matters arising under U.S. federal securities laws, in relation to assets or personal relationships may be brought as an original action in China, only if the institution of such action satisfies the conditions specified in the Civil Procedures Law of the PRC. As a result of the conditions set forth in the Civil Procedures Law and the discretion of the PRC courts to determine whether the conditions are satisfied and whether to accept action for adjudication, there remains uncertainty as to whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

We are incorporated in the Cayman Islands and conduct our operations in China through the operating entities. Substantially all of our assets are located outside of the United States. In addition, all of our directors and officers reside in China, including our chief executive officer and chairperson of the board, Shasha Mi, our chief financial officer, Yue Jin, and our directors, Sheng Gong, Kun Zhang, Guangyao Zhu, and Changhong Jiang. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Island and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted in China.

The recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act and related regulations, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act.

On December 16, 2021, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act 2023 was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two years.

Our auditor, YCM CPA INC., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards and was not identified in the Determination Report as a firm subject to the PCAOB’s determination. YCM CPA INC. is headquartered in Irvine, California, and has been inspected by the PCAOB on a regular basis.

However, we cannot assure you whether the national securities exchange we are listed on or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. In addition, our Ordinary Shares may be delisted in the future if the PCAOB is unable to inspect our accounting firm within two years.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. Through the operating entities, we have operations, agreements with third parties, and provide services in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our Company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in the U.S. dollar, changes in the exchange rate between RMB and the U.S. dollar may affect the value of your investments.

Our business is conducted in the PRC through the operating entities with books and records maintained in RMB. However, the financial statements that we file with the SEC and provide to our shareholders are presented in the U.S. dollar. Changes in the exchange rate between RMB and the U.S. dollar affect the value of our assets and the results of our operations in the U.S. dollar. The exchange rate between RMB and the U.S. dollar is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement) up to a total dollar amount of US$100,000,000 in one or more offerings. The Selling Shareholders may, from time to time, offer and sell any or all of their Ordinary Shares in one or more offerings. The Ordinary Shares offered under this prospectus may be offered in amounts, at prices, and on terms to be determined at the time of sale. See “Plan of Distribution.” We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

Because the Selling Shareholders who offer and sell Ordinary Shares covered by this prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

☐	the net tangible book value per share of our equity securities before and after the offering;

☐	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

☐	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities we offer hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes, which may include capital expenditures, working capital, and other business opportunities.

We will not receive any proceeds from the sale of any of Ordinary Shares by the Selling Shareholders. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Ordinary Shares covered hereby.

We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and do not purport to be complete. References are made to our amended and restated memorandum and articles of association, which are filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act or the Cayman Companies Act below, and the common law of the Cayman Islands. Our shareholders adopted our Amended and Restated Memorandum and Articles of Association by a special resolution on July 20, 2020 and effective on February 10, 2021.

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

Our authorized share capital is US$60,000 divided into 6,250,000 Ordinary Shares, par value $0.0096 per share. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of the funds of our Company lawfully available therefor. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Ordinary Share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of all of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The necessary quorum shall be one or more persons holding or representing by proxy at least one-third in nominal or par value amount of the issued shares of the relevant class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights conferred upon the holders of the shares of any class issued shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Liquidation

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 calendar days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment The directors may, at their discretion, waive payment of the interest wholly or in part.

The shares that have been called upon and remain unpaid are subject to forfeiture.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of Nasdaq, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Where the Ordinary Shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares are to be transferred does not exceed four; and

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on prior notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register of members may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the memorandum and articles of association, any special resolutions passed by such companies, the registers of mortgages and charges of such companies and a list of current directors of such companies). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than one-third (1/3) of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 7 calendar days’ notice of general meetings shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least two-thirds (2/3rd) of the voting rights of all those who have a right to vote in the case of an extraordinary general meeting, and by all the shareholders in the case of an annual general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Anti-Takeover Provisions

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “BAOS”.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office until the expiration of his or her term or until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he/she is prohibited by the laws of the Cayman Islands from acting as a director;

(b)	he/she is made bankrupt or makes an arrangement or composition with his/her creditors generally;

(c)	he/she resigns his/her office by notice to us;

(d)	He/she only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he/she is being treated he becomes physically or mentally incapable of acting as a director;

(f)	He/she is removed from office pursuant to the articles;

(g)	He/she is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he/she is absent from meetings of directors for three consecutive meetings.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our Amended and Restated Memorandum and Articles of Association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors has established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.’

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

 No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Cayman Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies and a list of current directors of such companies) of the company. However, these rights may be provided in the company’s memorandum and articles of association.
Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association. Please see above.

Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Law (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

History of Share Capital

Unless expressly indicated herein to the contrary, the share and pricing information under “History of Share Capital” reflects the actual share and pricing information at the time of the events in chronological order, without taking retroactive effect of subsequent share consolidations.

We were incorporated in the Cayman Islands as an exempted company with limited liability on December 4, 2018. We have issued the following Ordinary Shares to certain founding shareholders.

Purchaser	Date of Issuance	Securities	Consideration
An Rui Tai BVI	December 4, 2018	660 Ordinary Shares	US$0.33
Deng Guan BVI	December 4, 2018	460 Ordinary Shares	US$0.23
PBCY Investment	December 4, 2018	600 Ordinary Shares	US$0.30
EJAM BVI	December 4, 2018	200 Ordinary Shares	US$0.10
Everlasting Innovation	December 4, 2018	80 Ordinary Shares	US$0.04
Etone Investment	May 13, 2019	40 Ordinary Shares	HK$14 million (US$1,797,731)
An Rui Tai BVI	July 6, 2020	6,599,340 Ordinary Shares	US$3,299.67
Deng Guan BVI	July 6, 2020	4,599,540 Ordinary Shares	US$2,299.77
PBCY Investment	July 6, 2020	5,999,400 Ordinary Shares	US$2,999.70
EJAM BVI	July 6, 2020	1,999,800 Ordinary Shares	US$999.90
Everlasting Innovation	July 6, 2020	799,920 Ordinary Shares	US$399.96
Etone Investment	July 6, 2020	399,960 Ordinary Shares	US$199.98
Orient Plus International Limited	March 18, 2021	784,314 Ordinary Shares and 784,314 Warrants	US$4,000,000
Union Hi-Tech Development Limited	March 18, 2021	1,176,470 Ordinary Shares and 1,176,470 Warrants	US$6,000,000

On July 6, 2020, our shareholders and board of directors approved (i) a forward split of our outstanding Ordinary Shares at a ratio of 20-for-1 share, and (ii) an increase in our authorized shares to 100 million Ordinary Shares. Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the forward split of our Ordinary Shares as if it had occurred at the beginning of the earlier period presented.

On July 6, 2020, we issued 6,599,340 Ordinary Shares to An Rui Tai BVI for a consideration of $3,299.67, 4,599,540 Ordinary Shares to Deng Guan BVI for a consideration of $2,299.77, 5,999,400 Ordinary Shares to PBCY Investment for a consideration of $2,999.70, 1,999,800 Ordinary Shares to EJAM BVI for a consideration of $999.90, 799,920 Ordinary Shares to Everlasting Innovation for a consideration of $399.96, and 399.960 Ordinary Shares to Etone Investment for a consideration of $199.98.

On March 18, 2021, pursuant to a Securities Purchase Agreement dated March 17, 2021, we issued 784,314 Ordinary Shares and 784,314 Warrants for a consideration of $4,000,000 to Orient Plus International Limited, and 1,176,470 Ordinary Shares and 1,176,470 Warrants for a consideration of $6,000,000 to Union Hi-Tech Development Limited. One Warrant included the right to purchase one half of one Ordinary Share at an exercise price of $5.61 per Ordinary Share. A Warrant may be exercised at any time on or after March 18, 2021 and on or prior to 5:00 p.m. (New York City time) on September 18, 2026 but not thereafter. Giving effect to a share consolidation at a ratio of one-for-three and one fifth (3.2) ordinary shares effective on May 24, 2022 and a share consolidation at a ratio of one-for-six (6) ordinary shares effective on March 21, 2023, the 1,960,784 Warrants were consolidated to 112,610 Warrants with each to purchase one half of one ordinary share at an exercise price of $107.71 per ordinary share. The holders of Warrants are granted with registration rights. If at any time after the six-month anniversary of March 18, 2021, there is no effective registration statement registering, or no current prospectus available for the issuance of the warrant shares to the holder and the resale of the warrant shares, then the Warrants may also be exercised, in whole or in part, at such time by means of “cashless exercise”. The Warrants are subject to adjustments in the event of 1) stock dividends and splits, 2) subsequent right offerings, 3) pro rata dilutions and 4) fundamental transactions. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As of the date of this prospectus, no Warrants have been exercised.

As of the March 18, 2021, our authorized share capital consisted of $50,000 divided into 100,000,000 Ordinary Shares, par value $0.0005 per share.

On April 28, 2022, we held an annual general meeting of shareholders, during which the shareholders approved a proposal to effect a share consolidation of the Company’s 100,000,000 ordinary shares, par value US$0.0005 per share, in the Company’s issued and unissued share capital at a ratio of one-for-three and one fifth such that each 3.2 ordinary shares were combined into one ordinary share of the Company with a par value of US$0.0016. As a result of such share consolidation effective on May 24, 2022, our authorized share capital was US$50,000 divided into 31,250,000 ordinary shares of par value of US$0.0016 each.

On March 6, 2023, we held an annual general meeting of shareholders, during which the shareholders approved the proposals: (i) to approve an increase of authorized share capital of the Company from US$50,000 divided into 31,250,000 ordinary shares of a par value US$0.0016 each to US$60,000 divided into 37,500,000 ordinary shares of a par value US$0.0016 each; and (ii) to effect a share consolidation of each six ordinary shares with par value of US$0.0016 each in our issued and unissued share capital into one ordinary share with par value of US$0.0096 each. Such share consolidation became effective on March 21, 2023, and the ordinary shares began trading on a post-share consolidation basis on the Nasdaq Capital Market when the market opened on March 22, 2023 under the same symbol “BAOS” but under a new CUSIP number of G08908 124. Immediately following the share consolidation, the authorized share capital of the Company became US$60,000.00 divided into 6,250,000 ordinary shares of par value of US$0.0096 each.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

DESCRIPTION OF ORDINARY SHARES

We may issue our Ordinary Shares either alone or underlying other securities convertible into or exercisable or exchangeable for our Ordinary Shares.

Holders of our Ordinary Shares are entitled to certain rights and subject to certain conditions as set forth in our amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our Ordinary Shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

☐	the title of the debt securities;

☐	the total amount of the debt securities;

·	the amount or amounts of the debt securities will be issued and interest rate;

·	the conversion price at which the debt securities may be converted;

·	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

·	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

·	if applicable, a discussion of material federal income tax consideration;

·	if applicable, the terms of the payoff of the debt securities;

·	the identity of the indenture agent, if any;

·	the procedures and conditions relating to the conversion of the debt securities; and

·	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares will not have any rights of holders of Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

☐	the title of the warrants;

☐	the total number of warrants;

☐	the price or prices at which the warrants will be issued;

☐	the price or prices at which the warrants may be exercised;

☐	the currency or currencies that investors may use to pay for the warrants;

☐	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

☐	whether the warrants will be issued in registered form or bearer form;

☐	information with respect to book-entry procedures, if any;

☐	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

☐	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

☐	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

☐	if applicable, a discussion of material federal income tax considerations;

☐	if applicable, the terms of redemption of the warrants;

☐	the identity of the warrant agent, if any;

☐	the procedures and conditions relating to the exercise of the warrants; and

☐	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares will not have any rights of holders of Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

☐	the date of determining the security holders entitled to the rights distribution;

☐	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

☐	the exercise price;

☐	the conditions to completion of the rights offering;

☐	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

☐	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

☐	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

☐	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

☐	whether the units will be issued in fully registered or global form; and

☐	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Ordinary Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

SELLING SHAREHOLDERS

This prospectus in part covers the resale of up to an aggregate of 447,917 Ordinary Shares. We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders. Except as disclosed herein, the Selling Shareholder have not had any material relationship with us within the past three years.

The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder; (b) the aggregate of (i) the number of Ordinary Shares held by each Selling Shareholder as of the date of this prospectus, and (ii) the number of shares issuable upon the exercise of the warrants held by such Selling Shareholder that are being registered pursuant to this Registration Statement for resale by each Selling Shareholder as of the date of this prospectus; (c) the number of Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered pursuant to this prospectus, assuming no other change in ownership of Ordinary Shares by such Selling Shareholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

	Shares Owned Prior to Resale(1)		Number of Shares Offered for	Shares Beneficially Owned After Resale(1)
Selling Shareholders	Number	Percent	Resale	Number	Percent
An Rui Tai BVI(2)	343,750	22.40%	171,875	171,875	11.20%
Deng Guan BVI(3)	217,189	14.15%	119,792	97,397	6.35%
PBCY Investment(4)	312,500	20.37%	156,250	156,250	10.18%

(1)	Percentage is computed with reference to 1,534,487 Ordinary Shares issued as of September 13, 2023 and assumes for each Selling Shareholder the sale of all shares offered by that particular Selling Shareholder under this prospectus. In computing the percentage ownership of each Selling Shareholder, shares that such Selling Shareholder has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security, after the date of this prospectus, are included.

(2)	Represents the number of Ordinary Shares beneficially owned by An Rui Tai BVI, a business company incorporated under the laws of the BVI, which is owned as to 90% by Ms. Wenxiu Zhong and 10% by Mr. Sheng Gong. The registered address of An Rui Tai BVI is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(3)	Represents the number of Ordinary Shares beneficially owned by Deng Guan BVI, a business company incorporated under the laws of the BVI and is wholly owned by Mr. Hui Yu. The registered address of Deng Guan BVI is Craigmuir Chambers, Road Town, Tortola VG 1110, British Virgin Islands.

(4)	Represents the number of Ordinary Shares beneficially owned by PBCY Investment, a business company incorporated under the laws of the BVI and is owned as to 86.35% by Pubang Landscape through Pubang Hong Kong and 13.65% by CYY Holdings. The registered address of PBCY Investment is Craigmuir Chambers, Road Town, Tortola VG 1110, British Virgin Islands.

The Company may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new Selling Shareholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Shareholders” means and includes:

●	the persons identified in the table above as the Selling Shareholders; and

●	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the Ordinary Shares offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

We and the Selling Shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

☐	through agents;

☐	to or through underwriters;

☐	through broker-dealers (acting as agent or principal);

☐	directly to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

☐	through a combination of any such methods of sale; or

☐	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

☐	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

☐	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

☐	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

☐	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

☐	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Ordinary Shares by the Selling Shareholders.

We will bear all costs, expenses, and fees in connection with the registration of the Ordinary Shares offered hereby. The Selling Shareholders, however, will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Ordinary Shares offered pursuant to this prospectus. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$11,415.13
Financial Industry Regulatory Authority fees	$16,037.84
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing expenses	$*
Miscellaneous expenses	$*
Total	$*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 20-F for the fiscal year ended December 31, 2022, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2022.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer& Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law are passed upon for us by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law are passed upon for us by Beijing Dacheng Law Offices, LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the fiscal year ended December 31, 2022 have been audited by YCM CPA INC., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of YCM CPA INC. is located at 2400 Barranca Pkwy, Suite 300, Irvine, California.

The financial statements incorporated by reference in this prospectus for the fiscal years ended December 31, 2020 and 2021 have been audited by Friedman LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Friedman LLP was merged with Marcum LLP on September 1, 2022 and filed its application to withdraw the PCAOB registration on December 30, 2022. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway 21st Floor, New York, NY 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 8, 2023;

(2)	our unaudited consolidated interim financial statements for the six months ended June 30, 2022 on Form 6-K, filed with the SEC on October 14, 2022;

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on February 1, 2021, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 8, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Baosheng Media Group Holdings Limited

East Floor 5, Building No. 8, Xishanhui

Shijingshan District, Beijing 100041

People’s Republic of China

+86-010-82088021

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

Where You Can Find ADDITIONAL Information

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers reside in China, including our chief executive officer and chairperson of the board, Shasha Mi, our chief financial officer, Yue Jin, and our directors, Sheng Gong, Kun Zhang, Guangyao Zhu, and Changhong Jiang, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Hong Kong) LLP, our counsel with respect to the laws of the Cayman Islands, and Beijing Dacheng Law Offices, LLP, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Maples and Calder (Hong Kong) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

Beijing Dacheng Law Offices, LLP, our counsel with respect to PRC laws, has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Beijing Dacheng Law Offices, LLP has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that, to the extent permitted by law, we shall indemnify every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time (but not including our auditors) and the personal representatives of the same against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time (but not including our auditors) or the personal representatives of the same in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his/her duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time (but not including our auditors) or the personal representatives of the same in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere.

No such director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time (but not including our auditors) or the personal representatives of the same, however, shall be indemnified in respect of any matter arising out of his own dishonesty, willful default or fraud.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (file No. 333-239800), initially filed with the Commission on July 10, 2020, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 1.1 to our 2022 Annual Report on Form 20-F, filed with the SEC on May 8, 2023)
4.1	Registrant’s Specimen Ordinary Share Certificate (incorporated herein by reference to Exhibit 2.1 to our 2022 Annual Report on Form 20-F, filed with the SEC on May 8, 2023)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Right Agreement and Right Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6†	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.7†	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1†	Opinion of Maples and Calder (Hong Kong) LLP
23.1	Consent of YCM CPA INC.
23.2	Consent of Friedman LLP
23.3†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4	Consent of Beijing Dacheng Law Offices, LLP (included in Exhibit 99.1)
24.1†	Power of Attorney (included on signature page)
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
99.1	Opinion of Beijing Dacheng Law Offices, LLP regarding certain PRC law matters
107†	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

†	Previously filed.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on September 13, 2023.

Baosheng Media Group Holdings Limited

By:	/s/ Shasha Mi
	Name:	Shasha Mi
	Title:	Chief Executive Officer and Chairperson of the Board of Directors

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Shasha Mi	Chief Executive Officer, Chairman of the Board of Directors	September 13, 2023
Shasha Mi	(Principal Executive Officer)

/s/ Yue Jin	Chief Financial Officer	September 13, 2023
Yue Jin	(Principal Accounting and Financial Officer)

/s/ Sheng Gong	Director	September 13, 2023
Sheng Gong

/s/ Kun Zhang	Independent Director	September 13, 2023
Kun Zhang

/s/ Guangyao Zhu	Independent Director	September 13, 2023
Guangyao Zhu

/s/ Changhong Jiang	Independent Director	September 13, 2023
Changhong Jiang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Baosheng Media Group Holdings Limited, has signed this registration statement thereto in New York, NY on September 13, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director